                                                                     Exhibit 8.1

                       Name                                    Country                    Ownership
--------------------------------------------------      ----------------------            ---------
Wing Shing Products (BVI) Company Limited ........      British Virgin Islands              100.0%
Wing Shing Overseas Limited ......................      British Virgin Islands              100.0
Pentalpha Enterprises Limited ....................      Hong Kong                           100.0
Pentalpha Hong Kong Limited ......................      Hong Kong                           100.0
Kwong Lee Shun Trading Company Limited ...........      Hong Kong                           100.0
Dongguan Wing Shing Electrical Products Factory
 Company Limited .................................      China                               100.0
Global-Tech USA, Inc. ............................      United States                       100.0
Pentalpha Macau Commercial Offshore Limited ......      Macau                               100.0
Global Lite Array (BVI) Limited ..................      British Virgin Islands               76.8
Lite Array (BVI) Company Limited* ................      British Virgin Islands               76.8
Lite Array, Inc*. ................................      United States                        76.8
Global Display Limited** .........................      Hong Kong                           100.0